Exhibit 10.19

6400 N. W. 86th St., Johnston, IA 50131-6650

Date: February 25, 2004

Robert V. Johnson

FCStone Financial, Inc.

2829 Westown Parkway

West Des Moines, IA 50266

Dear Bob,

Reference:	FCStone Financial, Inc. Note Dated: April 15, 2002 Amount: $50,000,000 Original Due Date: February 28, 2003 New Due Date: March 1, 2005

The Note(s) referenced above provide a provision whereby the loan may be extended for another one-year term. Notice is hereby given that Due Date on the $50,000,000 loan commitment has been extended to March 1, 2005. All other terms and conditions remain unchanged.

Sincerely,

/s/ BERT
Bert Johnson Agribusiness Portfolio Manager